                                                                   EXHIBIT 4.3

                                 CERTIFICATE OF TRUST

                                          OF

                             UNIONBANCAL FINANCE TRUST II

          The undersigned, the trustees of UnionBancal Finance Trust II, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 DEL. C. Section 3810 hereby certify as follows:

          1. The name of the business trust being formed hereby is UnionBancal Finance Trust II (the "Trust").

          2. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is as follows:

               First Chicago Delaware Inc.
               300 King Street
               Wilmington, DE  19801

Dated:  November 17, 1998

                                   THE FIRST NATIONAL BANK OF CHICAGO,
                                    as Property Trustee

                                   By:   /s/ Lawrence Dillard
                                      -----------------------------------
                                        Name:  Lawrence Dillard
                                        Title: First Vice President




                                   FIRST CHICAGO DELAWARE INC., as
                                    Delaware Trustee

                                   By:   /s/ Lawrence Dillard
                                      -----------------------------------
                                        Name:  Lawrence Dillard
                                        Title: First Vice President